SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip code)

(240) 864-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2017, CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional investors, accredited investors and current stockholders (collectively, the “Purchasers”) pursuant to which the Company agreed to sell 7,951,865 shares of its common stock and warrants exercisable for up to 1,590,373 shares of its common stock (exclusive of the Wainwright Warrants described below) in a registered direct offering (the “Offering”) for gross proceeds of $23,855,595. The shares and warrants are being sold together, consisting of one share of common stock and a warrant to purchase 0.20 shares of common stock for each share of common stock purchased, at a combined offering price of $3.00. Subject to certain ownership limitations, the warrants will be exercisable beginning six months following issuance and will expire 2 years from the initial exercise date. The warrants will have an exercise price of $3.75 per share. The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Company held its initial closing on October 17, 2017 and expects to close the remaining amounts on a staggered basis.

The Company also entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”) on October 12, 2017, pursuant to which Wainwright agreed to serve as exclusive placement agent for the Offering. The Company paid Wainwright an aggregate fee up to 6.5% of the gross proceeds received in the Offering, excluding any investments made by certain China-focused investors, along with $35,000 for non-accountable expenses and up to $50,000 in reimbursement for fees and expense of legal counsel and other out-of-pocket expenses. In connection with the Offering, the Company issued Wainwright or its designees warrants to purchase 48,133 shares of common stock (the “Wainwright Warrants”), representing the number of warrants equal to an aggregate of 4% of the number of shares sold to investors placed by Wainwright in the Offering, excluding investments made by certain China-focused investors that were placed by the Company. The Wainwright Warrants are substantially on the same terms as the other warrants issued in the Offering, except that the Wainwright Warrants will expire 1 year from the initial exercise date and contain certain restrictions required by the Financial Industry Regulatory Authority.

The net proceeds to Company from the Offering, after deducting Wainwright’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the Offering, are expected to be approximately $23,620,945.

The shares of common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants and the Wainwright Warrants were issued pursuant to a prospectus supplement that was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-207304) and the base prospectus dated as of October 15, 2015 contained in such registration statement.

The description of terms and conditions of the Engagement Letter, the form of common stock purchase warrant, the form of Wainwright Warrant and the Securities Purchase Agreements set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of common stock purchase warrant, the form of Wainwright Warrant and the form of securities purchase agreement, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

The legal opinion and consent of Arnold & Porter Kaye Scholer LLP relating to the securities are filed as Exhibit 5.1 to this Current Report on Form 8-K.

A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 –	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Engagement Letter, dated as of October 12, 2017, by and between CASI Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC
Exhibit 4.1	Form of Common Stock Purchase Warrant
Exhibit 4.2	Form of Wainwright Warrant
Exhibit 5.1	Opinion of Arnold & Porter Kaye Scholer LLP
Exhibit 10.1	Form of Stock Purchase Agreement
Exhibit 23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in the opinion of Arnold & Porter Kaye Scholer LLP as Exhibit 5.1)
Exhibit 99.1	Text of press release dated October 13, 2017 announcing the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Ken Ren
Ken Ren
President and Chief Executive Officer

October 19, 2017